COMMUNICATIONS AND MULTIMEDIA ACT 1998

COMMUNICATIONS AND MULTIMEDIA (LICENSING) REGULATIONS 2000

INDIVIDUAL LICENCE

ORIGINAL

Serial No: 4

Licence No: NFP/I/2000/491

PURSUANT TO SECTIONS 30 AND 126 OF THE
COMMUNICATIONS AND MULTIMEDIA ACT 1998

A licence is granted to

ANGKASAX INNOVATION SDN. BHD.
(2021101007618)

whose registered office is at 15A-16A, Bangunan Wisma Yeap Chor Ee, 10300 Georgetown, Pulau Pinang

to own or provide any **network facilities**

with effect from ....**20 OCTOBER 2022**........ until ....**19 OCTOBER 2032**........ subject to the following conditions: